Exhibit 99.1

KIDPIK Reports Second Quarter 2023 Financial Results

NEW YORK, August 15, 2023 / PRNewswire/—Kidpik Corp. (“KIDPIK” or the “Company”), an online clothing subscription-based e-commerce company, today reported its financial results for the second quarter ended July 1, 2023.

Second Quarter 2023 Highlights:

●	Revenue, net: was $3.4 million, a year over year decrease of 8.6%
●	Gross margin: was 60.2%, a year over year decrease of 80 basis points from 61.0% in the second quarter of 2022
●	Shipped items: were 290,000 items, compared to 354,000 shipped items in the second quarter of 2022
●	Average shipment keep rate: increased to 75.1%, compared to 69.2% in the second quarter of 2022
●	Net Loss: was $2.0 million or $0.26 per share
●	Adjusted EBITDA: was a loss of $1.7 million (see “Non-GAAP Financial Measures”, below)

“During the 2nd quarter, we continued to execute our plan to reduce inventory levels, while maintaining our gross margin of about 60%. Our 2nd quarter earnings were, for the most part, consistent with our 1st quarter,” commented Ezra Dabah, CEO of Kidpik.

“We have elevated the look and feel of our brand for Back-to-School. Our creatives showcase the advancement, capturing the beauty of our collection and the confidence children feel while wearing Kidpik outfits. We invite you to visit kidpik.com and shop.kidpik.com to view our back-to-school collection and experience the technology that drives it,” concluded Mr. Dabah.

Kidpik Corp.

Condensed Interim Statements of Operations

(Unaudited)

	For the 13 weeks ended		For the 26 weeks ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Revenues, net	$3,448,919	$3,774,668	$7,478,397	$8,100,665

Cost of goods sold	1,372,563	1,473,380	2,991,789	3,207,294

Gross profit	2,076,356	2,301,288	4,486,608	4,893,371

Operating expenses
Shipping and handling	949,734	959,141	2,138,956	2,091,225
Payroll and related costs	1,094,135	1,346,744	2,205,236	2,945,980
General and administrative	2,024,871	1,552,890	4,049,435	3,483,783
Depreciation and amortization	12,426	6,654	23,113	12,319
Total operating expenses	4,081,166	3,865,429	8,416,740	8,533,307
Operating loss	(2,004,810)	(1,564,141)	(3,930,132)	(3,639,936)
Other expenses
Interest expense	24,415	7,925	49,605	29,600
Other (income) expense	-	-	-	(286,795)
	24,415	7,925	49,605	(257,195)

	(2,029,225)	(1,572,066)	(3,979,737)	(3,382,741)

Provision for income taxes	-	-	-	-_

Net loss	$(2,029,225)	$(1,572,066)	$(3,979,737)	$(3,382,741)

Net loss per share attributable to common stockholders:
Basic	(0.26)	(0.21)	(0.52)	(0.44)
Diluted	(0.26)	(0.21)	(0.52)	(0.44)

Weighted average common shares outstanding:
Basic	7,731,195	7,636,493	7,709,695	7,655,359
Diluted	7,731,195	7,636,493	7,709,695	7,655,359

Kidpik Corp.

Condensed Interim Balance Sheets

	July 1, 2023	December 31, 2022
	(Unaudited)	(Audited)
Assets
Current assets
Cash	$158,141	$600,595
Restricted cash	4,618	4,618
Accounts receivable	156,396	336,468
Inventory	9,755,705	12,625,948
Prepaid expenses and other current assets	897,194	1,043,095
Total current assets	10,972,054	14,610,724

Leasehold improvements and equipment, net	120,965	67,957
Operating lease right-of-use assets	1,201,105	1,469,665
Total assets	$12,294,124	$16,148,346

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$1,702,425	$2,153,389
Accounts payable, related party	1,538,902	1,107,665
Accrued expenses and other current liabilities	419,683	587,112
Operating lease liabilities, current	329,654	438,957
Short-term debt, related party	2,050,000	2,050,000
Total current liabilities	6,040,664	6,337,123

Operating lease liabilities, net of current portion	925,014	1,061,469

Total liabilities	6,965,678	7,398,592

Commitments and contingencies

Stockholders’ equity
Preferred stock, par value $0.001, 25,000,000 shares authorized, of which no shares are issued and outstanding as of July 1, 2023 and December 31, 2022, respectively	-	-
Common stock, par value $0.001, 75,000,000 shares authorized, of which 7,769,717 shares are issued and outstanding as of July 1, 2023 and 7,688,194 shares issued and outstanding on December 31, 2022	7,770	7,688
Additional paid-in capital	50,834,858	50,276,511
Accumulated deficit	(45,514,182)	(41,534,445)
Total stockholders’ equity	5,328,446	8,749,754
Total liabilities and stockholders’ equity	$12,294,124	$16,148,346

Kidpik Corp.

Condensed Interim Statements of Cash Flows

(Unaudited)

	26 Weeks Ended
	July 1, 2023	July 2, 2022
Cash flows from operating activities

Net loss	$(3,979,737)	$(3,382,741)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	23,113	12,319
Amortization of debt issuance costs	-	-
Equity-based compensation	558,429	1,051,088
Bad debt expense	151,362	241,057
Changes in operating assets and liabilities:
Accounts receivable	28,710	(69,959)
Inventory	2,870,243	(1,180,833)
Prepaid expenses and other current assets	145,901	57,175
Operating lease right-of-use assets and liabilities	22,802	5,033
Accounts payable	(450,965)	(1,061,068)
Accounts payable, related parties	431,238	(129,753)
Accrued expenses and other current liabilities	(167,429)	(345,378)

Net cash used in operating activities	(366,333)	(4,803,060)

Cash flows from investing activities
Purchases of leasehold improvements and equipment	(76,121)	(31,317)
Net cash used in investing activities	(76,121)	(31,317)
Cash flows from financing activities
Cash used to settle net share equity awards	-	(33,692)
Net proceeds from line of credit	-	-
Net proceeds (repayments) from advance payable	-	(932,155)
Net proceeds (repayments) from loan payable	-	(150,000)
Net cash provided by (used in) financing activities	-	(1,115,847)
Net (decrease)/increase in cash and restricted cash	(442,454)	(5,950,224)

Cash and restricted cash, beginning of period	605,213	8,420,500
Cash and restricted cash, end of period	$162,759	$2,470,276

Reconciliation of cash and restricted cash:
Cash	$158,141	$2,465,831
Restricted cash	4,618	4,445
	$162,759	$2,470,276
Supplemental disclosure of cash flow data:
Interest paid	$-	$20,577
Taxes paid	$-	$-
Supplemental disclosure of non-cash flow data:
Record right-of use asset and operating lease liabilities	$-	1,857,925

Revenue by Channel

	13 weeks ended July 1, 2023	13 weeks ended July 2, 2022	Change ($)	Change (%)
Revenue by channel
Subscription boxes	$2,607,543	$2,974,550	$(367,007)	(12.3)%
3rd party websites	426,914	559,077	(132,163)	(23.6)%
Online website sales	414,462	241,041	173,421	71.9%
Total revenue	$3,448,919	$3,774,668	$(325,749)	(8.6)%

	26 weeks ended July 1, 2023	26 weeks ended July 2, 2022	Change ($)	Change (%)
Revenue by channel
Subscription boxes	$5,579,110	$6,458,401	$(879,291)	(13.6)%
3rd party websites	863,212	1,108,577	(245,365)	(22.1)%
Online website sales	1,036,075	533,687	502,388	94.1%
Total revenue	$7,478,397	$8,100,665	$(622,268)	(7.7)%

Subscription Boxes Revenue

	13 weeks ended July 1, 2023	13 weeks ended July 2, 2022	Change ($)	Change (%)
Subscription boxes revenue from
Active subscriptions – recurring boxes	$2,177,298	$2,650,324	$(473,026)	(17.8)%
New subscriptions - first box	430,245	324,226	106,019	32.7%
Total subscription boxes revenue	$2,607,543	$2,974,550	$(367,007)	(12.3)%

	26 weeks ended July 1, 2023	26 weeks ended July 2, 2022	Change ($)	Change (%)
Subscription boxes revenue from
Active subscriptions – recurring boxes	$4,578,324	$5,786,892	$(1,208,568)	(20.9)%
New subscriptions - first box	1,000,786	671,509	329,277	49.0%
Total subscription boxes revenue	$5,579,110	$6,458,401	$(879,291)	(13.6)%

Revenue by Product Line

	13 weeks ended July 1, 2023	13 weeks ended July 2, 2022	Change ($)	Change (%)
Revenue by product line
Girls’ apparel	$2,636,965	$2,762,669	$(125,704)	(4.6)%
Boys’ apparel	640,937	821,650	(180,713)	(22.0)%
Toddlers’ apparel	171,017	190,349	(19,332)	(10.5)%
Total revenue	$3,448,919	$3,774,668	$(325,749)	(8.6)%

	26 weeks ended July 1, 2023	26 weeks ended July 2, 2022	Change ($)	Change (%)
Revenue by product line
Girls’ apparel	$5,684,721	$6,019,561	$(334,840)	(5.6)%
Boys’ apparel	1,428,096	1,689,445	(261,349)	(15.5)%
Toddlers’ apparel	365,580	391,659	(26,079)	(6.7)%
Total revenue	$7,478,397	$8,100,665	$(622,268)	(7.7)%

Balance Sheet and Cash Flow

●	Cash at the end of the second quarter of 2023 totaled $0.2 million compared to $0.6 million as of December 31, 2022.
●	Net cash used in operating activities was $0.4 million for the 26 weeks ended July 1, 2023, compared to $4.8 million of cash used in operating activities for the 26 weeks ended July 2, 2022.
●	As of July 1, 2023, we had $11.0 million in total current assets, $6.0 million in total current liabilities and working capital of $4.9 million.

RESULTS OF OPERATIONS

The Company’s revenue, net, is disaggregated based on the following categories:

	For the 13 weeks ended		For the 26 weeks ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Subscription boxes	$2,607,543	$2,974,550	$5,579,110	$6,458,401
3rd party websites	426,914	559,077	863,212	1,108,577
Online website sales	414,462	241,041	1,036,075	533,687
Total revenue	$3,448,919	$3,774,668	$7,478,397	$8,100,665

Gross Margin

	For the 13 weeks ended		For the 26 weeks ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022

Gross margin	60.2%	61.0%	60.0%	60.4%

Gross profit is equal to our net sales less cost of goods sold. Gross profit as a percentage of our net sales is referred to as gross margin. Cost of sales consists of the purchase price of merchandise sold to customers and includes import duties and other taxes, freight in, returns from customers, inventory write-offs, and other miscellaneous shrinkage.

Shipped Items

We define shipped items as the total number of items shipped in a given period to our customers through our active subscription, Amazon and online website sales.

	For the 13 weeks ended		For the 26 weeks ended
	(in thousands)		(in thousands)
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022

Shipped Items	290	354	630	725

Average Shipment Keep Rate

Average shipment keep rate is calculated as the total number of items kept by our customers divided by total number of shipped items in a given period.

	For the 13 weeks ended		For the 26 weeks ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022

Average Shipment Keep Rate	75.1%	69.2%	71.3%	69.8%

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. This non-GAAP financial measure may be different than similarly titled measures used by other companies.

Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
●	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
●	Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
●	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
●	Adjusted EBITDA does not reflect certain non-routine items that may represent a reduction in cash available to us; and
●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

We compensate for these limitations by providing a reconciliation of this non-GAAP measure to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view this non-GAAP measure in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measure, please see the section titled “Unaudited Reconciliation of Net Loss to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)”, included below.

Unaudited Reconciliation of Net Loss to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)

We define adjusted EBITDA as net loss excluding interest income, other (income) expense, net, provision for income taxes, depreciation and amortization, and equity-based compensation expense. The following table presents a reconciliation of net loss, the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented:

	For the 13 weeks ended		For the 26 weeks ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net loss	$(2,029,225)	$(1,572,066)	$(3,979,737)	$(3,382,741)
Add (deduct)
Interest expense	24,415	7,925	49,605	29,600
Other (income)/expense, net	-	-	-	(286,795)
Provision for income taxes	-	-	-	-
Depreciation and amortization	12,426	6,654	23,113	12,319
Equity-based compensation	290,953	433,924	558,429	1,051,088

Adjusted EBITDA	$(1,701,431)	$(1,123,563)	$(3,348,590)	$(2,576,529)

Earnings Call Information:

Today at 4:30pm ET, the Company will host a live teleconference call that is accessible over the internet at the company’s website, https://investor.kidpik.com and additionally by dialing at 1-877-407-9039 or at 1-201-689-8470 for international callers.

A replay of the conference call will be available approximately two hours after the conclusion of the call on the investor relations section of the KIDPIK website at https://investor.kidpik.com or by dialing 1-844-512-2921, or 1-412-317-6671, internationally, with the Replay Pin Number: 13738787. The replay will be available until August 25, 2023.

About Kidpik Corp.

Founded in 2016, KIDPIK (NASDAQ:PIK) is an online clothing subscription box for kids, offering mix & match, expertly styled outfits that are curated based on each member’s style preferences. KIDPIK delivers a surprise box monthly or seasonally, providing an effortless shopping experience for parents and a fun discovery for kids. Each seasonal collection is designed in-house by a team with decades of experience designing childrenswear. KIDPIK combines the expertise of fashion stylists with proprietary data and technology to translate kids’ unique style preferences into surprise boxes of curated outfits. We also sell our branded clothing and footwear through our e-commerce website, shop.kidpik.com. For more information, visit www.kidpik.com.

Forward-Looking Statements

This press release may contain statements that constitute “forward-looking statements” within the federal securities laws, including The Private Securities Litigation Reform Act of 1995, which provide a safe-harbor for forward-looking statements. In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements within the meaning of such laws, and are subject to the safe harbor created by such applicable laws. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of KIDPIK to be materially different than those expressed or implied in such statements. The forward-looking statements may include projections and estimates of KIDPIK’s corporate strategies, future operations and plans, including the costs thereof. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including our ability to obtain additional funding, the terms of such funding and potential dilution caused thereby; the continuing effect of rising interest rates and inflation on our operations, sales, and market for our products; deterioration of the global economic environment; rising interest rates and inflation and our ability to control our costs, including employee wages and benefits and other operating expenses; our history of losses; our ability to achieve profitability; our ability to execute our growth strategy and scale our operations and risks associated with such growth; our ability to maintain current members and customers and grow our members and customers; risks associated with the effect of global pandemics, and governmental responses thereto on our operations, those of our vendors, our customers and members and the economy in general; risks associated with our supply chain and third-party service providers, interruptions in the supply of raw materials and merchandise; increased costs of raw materials, products and shipping costs due to inflation; disruptions at our warehouse facility and/or of our data or information services; issues affecting our shipping providers; disruptions to the internet; risks that effect our ability to successfully market our products to key demographics; the effect of data security breaches, malicious code and/or hackers; increased competition and our ability to maintain and strengthen our brand name; changes in consumer tastes and preferences and changing fashion trends; material changes and/or terminations of our relationships with key vendors; significant product returns from customers, excess inventory and our ability to manage our inventory; the effect of trade restrictions and tariffs, increased costs associated therewith and/or decreased availability of products; our ability to innovate, expand our offerings and compete against competitors which may have greater resources; certain anti-dilutive, drag-along and tag-along rights which may be deemed to be held by a former minority stockholder; our significant reliance on related party transactions and loans; the fact that our Chief Executive Officer has majority voting control over the Company; if the use of “cookie” tracking technologies is further restricted, regulated, or blocked, or if changes in technology cause cookies to become less reliable or acceptable as a means of tracking consumer behavior; our ability to comply with the covenants of future loan and lending agreements and covenants; our ability to prevent credit card and payment fraud; the risk of unauthorized access to confidential information; our ability to protect our intellectual property and trade secrets, claims from third-parties that we have violated their intellectual property or trade secrets and potential lawsuits in connection therewith; our ability to comply with changing regulations and laws, penalties associated with any non-compliance (inadvertent or otherwise), the effect of new laws or regulations, and our ability to comply with such new laws or regulations; changes in tax rates; our reliance and retention of our current management; the outcome of future lawsuits, litigation, regulatory matters or claims; the fact that we have a limited operating history; the effect of future acquisitions on our operations and expenses; our significant indebtedness; and others that are included from time to time in filings made by KIDPIK with the Securities and Exchange Commission, many of which are beyond our control, including, but not limited to, in the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission, including, but not limited to its Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the quarter ended July 1, 2023. These reports are available at www.sec.gov and on our website at https://investor.kidpik.com/sec-filings. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on KIDPIK’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. KIDPIK cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws and take no obligation to update or correct information prepared by third parties that is not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contacts

Investor Relations Contact:

ir@kidpik.com

Media:

press@kidpik.com